Exhibit 99.4

Bonanza Creek Energy, Inc.
TERM SHEET AMENDMENT AND RESTATEMENT OF CREDIT AGREEMENT ______, 2016

This term sheet (the “term sheet”) DESCRIBES CERTAIN OF THE material terms of AN AMENDMENT AND RESTATEMENT (THE “AMENDMENT AND RESTATEMENT”) OF THE Credit Agreement, dated as of March 29, 2011 AMONG BONANZA CREEK ENERGY, INC., AS BORROWER, THE LENDERS PARTY THERETO AND KEYBank National Association, AS ADMINISTRATIVE AGENT AND ISSUING LENDER (AS AMENDED, SUPPLEMENTED, RESTATED OR OTHERWISE MODIFIED PRIOR TO THE EFFECTIVE DATE OF THE AMENDMENT AND RESTATEMENT, THE “Existing RBL FACILITY” and as amended by SUCH amendment AND RESTATEMENT, the “amended rbl facility”) to be implemented in connection with the restructuring (as defined below). CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANING ASSIGNED TO SUCH TERMS IN THE EXISTING RBL FACILITY.1

Borrower, Guarantors and Administrative Agent	No change from the Existing RBL Facility.
Facility	A senior secured revolving credit facility with initial lender commitments of $200.0 million, with availability subject to a Borrowing Base.
Restructuring

In connection with the Amendment and Restatement, the holders of the Existing Notes (defined below) (the “Note Parties”) will participate in the exchange of the 5.75% Senior Notes due 2023 and 6.75% Senior Notes due 2021 (collectively, the “Existing Notes”) for their pro rata share of newly-issued common equity interests of the Borrower (the “New Equity”). Additionally, the Borrower will issue New Equity to some or all of the Note Parties in exchange for such Note Parties providing cash capital contributions of at least $200,000,000.

The transactions described in this section, together with the Amendment and Restatement, are collectively referred to as the “Restructuring” and the date of the closing of the Restructuring is referred to as the “Restructuring Effective Date,” which Restructuring Effective Date is, for purposes of this Term Sheet, assumed to occur on

[1]	This Term Sheet does not constitute an offer of securities or a solicitation of the acceptance or rejection of a chapter 11 plan under the Bankruptcy Code. Any such offer or solicitation will comply with all applicable laws. This Term Sheet does not include all the terms, conditions, and other provisions to be included in the definitive documentation relating to the Amendment and Restatement, and remains subject to further diligence and analysis by tax and securities specialists. This Term Sheet is for discussion purposes only and does not evidence a commitment to lend, extend credit or otherwise restructure the existing credit facility, and any such commitment would be evidenced in writing in an separate agreement expressly providing such commitment.

or before ________, 2017. The Administrative Agent, the Lenders, the Note Parties, the Borrower, the Guarantors and each of their respective Affiliates shall each agree not to object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) the Restructuring, any proceeding seeking to adjudicate the Restructuring, or any of the liens or claims of the Administrative Agent and the Lenders.

Prior to the Restructuring Effective Date, the assumption, rejection, amendment or assumption of the Borrower’s and the Guarantor’s firm transportation contracts shall be reasonably acceptable to the Administrative Agent and the Majority Lenders.

Maturity Date	The existing Maturity Date of September 15, 2017 shall be extended to the date that falls four years after the Restructuring Effective Date (but in no event later than March 31, 2021).
Restructuring Effective Date Payment	The aggregate outstanding principal amount of all Advances under the Existing RBL Facility shall be reduced on the Restructuring Effective Date by the amount of all cash received as part of the Restructuring and all cash otherwise existing on the balance sheet of the Borrower and the Guarantors (other than cash which is allowed to remain on the balance sheet in compliance with the Excess Cash provisions described below), which payment, for the avoidance of doubt, shall (i) include any pay-downs or set-offs on account of terminated Hedge Contracts and (ii) not be considered a permanent reduction to the aggregate Commitments, the Borrowing Base or the Aggregate Threshold Amount.
Excess Cash

The Amended RBL Facility shall contain anti-cash hoarding provisions, including both a mandatory prepayment requirement in the event that the Consolidated Cash Balance (as defined below) exceeds [$25,000,000] measured every five business days, and a condition precedent to borrowings that the Consolidated Cash Balance shall not exceed [$25,000,000] before and after giving effect to such proposed borrowing and the application of the proceeds of such borrowings within one business day of receipt thereof by the Borrower.

“Consolidated Cash Balance” shall mean, at any time, the aggregate amount of cash and cash equivalents held by the Borrower and the Guarantors; provided that Consolidated Cash Balance shall exclude (i) any cash or cash equivalents set aside to pay royalty obligations, working interest obligations, production payments, ad valorem taxes and severance taxes of the Borrower or any Guarantor, in each case owing in the ordinary course of business and then due and owing (or required to be paid within three Business Days) to third parties and for which the Borrower or such Guarantor has issued checks or has initiated wires or ACH transfers, in each case within three Business Days of the date of determination in order to pay, (ii) any cash or cash equivalents set aside to pay payroll, payroll taxes, other taxes, employee wage and benefit payments and trust and fiduciary obligations of the Borrower or any Guarantor, in each case that is incurred in the ordinary course of business and that is then due and owing (or required to be paid within three Business Days of such date of determination), (iii) cash and cash equivalents of the Borrower and the Guarantors designated to be paid as a purchase price escrow deposit under a binding acquisition agreement with a third party within thirty days of the date of determination, and (iv) certain other amounts as may be agreed to by the Administrative Agent and the Borrower. For the avoidance of doubt, the calculation of Consolidated Cash Balance on the Restructuring Effective Date shall be made after giving effect to any fees, expenses and other amounts required to be paid on the Restructuring Effective Date

Borrowing Base Redetermination

As of the Restructuring Effective Date, the Borrowing Base shall be redetermined to $200.0 million.

The Borrowing Base mechanics shall otherwise be consistent with the Existing RBL Facility, and the next redetermination shall occur as scheduled on or about April 1, 2018 (the period between the Restructuring Effective Date and the date that is the earlier of (i) such April 1, 2018 redetermination date, and (ii) the date of any redetermination that occurs because of an Asset Coverage Trigger being referred to herein as the “Protected Period”); provided, however, that (a) prior to the end of Protected Period, the Borrower shall be permitted to elect an interim redetermination of the Borrowing Base (similar to its rights under current Section 2.02(c) of the Existing RBL Facility); it being understood that no such interim redetermination elected by the Borrower during the Protected Period may result in a lower Borrowing Base (but the Lenders shall similarly not be bound to increase the Borrowing Base and no such limitation shall apply to interim redeterminations elected by either party after the Protected Period ends), (b) in connection with the sale by the Borrower of the [Mid-Con assets] during the Protected Period, either the Lenders or the Borrower shall be permitted to request a redetermination of the Borrowing Base, it being understood and agreed that such redetermination shall not result in a decrease in the Borrowing Base in excess of an amount to be agreed prior to the closing of the Facility, and (c) notwithstanding the foregoing limitations, the Administrative Agent and the Lenders shall be permitted to make adjustments and reductions to the Borrowing Base to account for any asset sales, hedge unwinds or terminations (or similar events), and title defects.

Increases to the Borrowing Base shall require approval of all Lenders. Decreases or reaffirmations of the Borrowing Base shall require the approval of Required Lenders.

Cash Management	On the Restructuring Effective Date (or a later date as the Administrative Agent may reasonably agree), the Borrower will deliver account control agreements on the Borrower’s and Guarantors’ deposit accounts (with customary exceptions to be agreed). All such deposit accounts must be maintained with a Lender. Additionally, the Borrower and the Guarantors shall cause all proceeds of production to be promptly deposited into a deposit account subject to such an account control agreement.
Mortgage and Title Requirements	On the Restructuring Effective Date (or a later date as the Administrative Agent may reasonably agree), the Borrower and the Guarantors shall enter into Mortgages or Mortgage amendments encumbering substantially all of the their respective Oil and Gas Properties, pipeline assets and other personal property assets, which requirement shall include, at a minimum, (a) at least 95% of the Borrower’s and its Subsidiaries’ Proven Reserves, (b) at least 90% of the Borrower’s and its Subsidiaries’ other Oil and Gas Properties that do not constitute Proven Reserves, and (c) all of their respective midstream pipeline assets (including without limitation, the midstream assets owned by Rocky Mountain Infrastructure, LLC). Within 30 days following the Restructuring Effective Date (or such longer period of time as the Administrative Agent may reasonably agree), the Borrower shall deliver title opinions or other title materials acceptable to the Administrative Agent to comply with the title requirement, which shall remain at 80% of the Borrower’s and its Subsidiaries Proven Reserves.
Financial Covenants

Commencing with the first full fiscal quarter end date occurring after the Restructuring Effective Date and on each fiscal quarter end continuing thereafter until the expiration of the Protected Period, the Borrower shall not permit the ratio, as of any such fiscal quarter end, of (a) its Proven Reserves (with at least 75% of such Proven Reserves required to be categorized as “proved, developed and producing”) valued on a PV-9 basis as of the last day of the calendar month immediately preceding such fiscal quarter end using the average NYMEX strip price through year 7 and a 2% increase for each year thereafter to (b) an amount equal to the lower of the Borrowing Base or the Commitments under the Amended RBL Facility as of such fiscal quarter end to be less than 1.50 to 1.00; provided that, failure of the Borrower to comply with this requirement shall not constitute an Event of Default, but shall instead permit the Administrative Agent and the Required Lenders to redetermine the Borrowing Base using the same procedures for such redetermination as would be applicable for an interim redetermination (such non-compliance being referred to herein as the “Asset Coverage Trigger”).

Commencing with the first full fiscal quarter end date occurring after the Restructuring Effective Date:

•      Total Debt to EBITDAX. The Borrower shall not permit the ratio of (a) the consolidated total Debt of the Borrower as of each fiscal quarter end (but excluding any Debt attributable to permitted hedging arrangements) to (b) the consolidated EBITDAX of the Borrower for the four (4) fiscal quarter period then ended, to be greater than 3.50 to 1.00; provided that, EBITDAX will be annualized for the first three such fiscal quarters until a full four-fiscal quarter period has elapsed after the Restructuring Effective Date (e.g. first fiscal quarter period times four, two fiscal quarter period times two, etc.).

•     Current Ratio. The Borrower shall not permit the ratio of (a) Current Assets to (b) Current Liabilities, to be less than 1.00 to 1.00.

•      Minimum Interest Coverage Ratio. Borrower shall not permit the Minimum Interest Coverage Ratio as of each fiscal quarter end of the Borrower to be less than 2.50 to 1.00; provided that, EBITDAX will be annualized for the first three such fiscal quarters until a full four-fiscal quarter period has elapsed after the Restructuring Effective Date (e.g. first fiscal quarter period times four, two fiscal quarter period times two, etc.).

Hedging	The Borrower shall be permitted to enter into Hedge Contracts which, when aggregated with other Hedge Contracts of the Borrower and each Subsidiary then in effect, covers notional volumes not in excess of (i) during the first year of the applicable Hedge Contract, 90% and (ii) thereafter, 80% of reasonably anticipated production from proved, developed producing reserves as shown on the most recently delivered reserve report. Hedges may not be longer than five years in tenor, must be unsecured unless provided by a lender under the restructured RBL facility or an affiliate thereof, and must be with a counterparty having a minimum long-term unsecured debt rating of at least BBB-/Baa3 by S&P or Moody’s.    Additionally, the Borrower shall, on or before the Restructuring Effective Date, enter into hedges covering an agreed notional volume requirement as support for the Borrowing Base.  Such hedge arrangements must meet the requirements set forth herein and any others to be agreed.

Representations and Warranties, Affirmative Covenants, Negative Covenants and Events of Default

An amended and restated credit agreement and other customary security documents and other ancillary agreements shall replace the Existing RBL Facility documentation, which new documentation shall be satisfactory to the Administrative Agent, the Lenders and the Borrower in their sole discretion.

Without limiting the foregoing, the Borrower and the Guarantors will be subject to the following restrictions:

•      Debt. No Debt other than (a) Debt under the Facility, (b) baskets for purchase money Debt and Capital Leases, (c) Debt attributable to permitted hedges, and (d) usual and customary exceptions for surety bonds and the financing of insurance premiums.

•      Liens. No Liens other than (a) Liens granted under the Facility securing the Facility and certain hedges and treasury management obligations, (b) Liens securing permitted purchase money Debt and Capital Leases, and (c) other usual and customary exceptions to be agreed prior to the closing of the Facility.

•     Asset Sales. Borrower and Guarantors may not sell, transfer or otherwise dispose of any of its assets (including the unwinding of any hedge arrangements) without the consent of the Majority Lenders except for sales, transfers and dispositions similar to those permitted by the Existing Facility.

•      Restricted Payments. No Restricted Payments are permitted except for stock dividends.

•      Investments. No loans or investments by the Borrower or any Guarantor other than those permitted by the Existing Facility.

Conditions Precedent

Usual and customary conditions precedent satisfactory to the Administrative Agent, the Lenders and the Borrower, and including without limitation:

•         Receipt of executed Definitive Documentation and all usual and customary certificates, opinions (including local counsel opinions), consents and approvals.

•      Receipt of usual and customary financial information, including without limitation most recent consolidated financial reports, reserve reports, budgets and projections.

•      Confirmation of closing of all restructuring transactions described of above (e.g. closing of equity offering, amendments to firm transportation agreements, closing of required hedges at closing, etc.).

•      No Material Adverse Change since the date of the execution of the Restructuring Support and Lock-Up Agreement.

•     All representations and warranties shall be true and correct and no Default or Event of Default shall exist (to be applied to all borrowings post-closing as well).

Other Provisions

The Credit Agreement and other definitive documentation for the Amended RBL Facility shall include customary EU Bail-In contractual recognition provisions consistent with those published by the Loan Syndications and Trading Association, and customary sanctions provisions.

Interest and Fees

The Facility shall accrue interest based on utilization consistent with the Existing Facility, except that the Applicable Margin shall be (a) with respect to Eurodollar Rate Advances, 3.50% per annum for Level I and increasing by .25% for each Level above Level 1 up to 4.50% per annum for Level V, and (b) with respect to Base Rate Advances, 2.50% per annum for Level I and increasing by .25% for each Level above Level 1 up to 3.50% per annum for Level V. Such Applicable Margins may be increased upon the occurrence of an Event of Default or a Borrowing Base Deficiency consistent with the Existing RBL Facility.

The unused commitment fee shall be .50% per annum regardless of utilization.

Letter of Credit fees owing to the Lenders shall be charged based on the Applicable Margin for Eurodollar Rate Advances. Additionally, the Borrower shall pay other usual and customary upfront fees and other administrative fees to the Issuing Lender consistent with the

Existing RBL Facility.

The Borrower shall pay to the Administrative Agent for the account of the Lenders a nonrefundable 75 basis point upfront fee on the $200.0 million Facility, which fee shall be due and payable on the date of the closing of the Facility.